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                                                                       Exhibit B

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that John W. Rogers, Jr. constitutes and appoints Franklin L. Morton his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable Ariel Capital Management, Inc. to file with the Securities and Exchange Commission a statement on Schedule 13D under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign the name of the undersigned to such statement, and any amendments to such statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

                                   JOHN W. ROGERS, JR.

                                   /s/ John W. Rogers, Jr.
                                   -----------------------------------------
                                   John W. Rogers, Jr.

Dated:  September 18, 2000.